Exhibit 99.(b)(1)(A)

EMERGENT CAPITAL, INC.,

and

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of [                        ], 2017

5.00% Senior Unsecured Convertible Notes due 2023

i

EMERGENT CAPITAL, INC.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of [               ], 2017

Trust Indenture Act Section	Indenture Section
§310(a)(1)	Section 9.09
§310(a)(2)	Section 9.09
§310(a)(5)	Section 9.09
§310(b)	Section 9.08
§311(a)	Section 9.13
§311(b)	Section 9.05
§312(a)	Section 2.06
§312(b)	Section 12.03
§312(c)	Section 12.03
§313(a)	Section 9.14(a)
§313(b)(2)	Section 9.14(a)
§313(c)	Section 9.02, Section 9.14(a)
§313(d)	Section 9.14(b)
§314(a)	Section 6.02, Section 8.02
§314(c)(1)	Section 12.04
§314(c)(2)	Section 12.04
§314(e)	Section 12.04
§315(a)	Section 9.01(b)
§315(b)	Section 9.02
§315(c)	Section 9.01(a)
§315(d)	Section 9.01(c)
§315(d)(2)	Section 9.01(c)
§315(d)(3)	Section 9.01(c)
§315(e)	Section 8.14
§316(a)(last sentence)	Section 2.10
§316(a)(1)	Section 8.12, Section 8.13
§316(b)	Section 8.08
§316(c)	Section 12.05(e)
§317(a)	Section 8.03, Section 8.04(a)
§317(b)	Section 2.04
§318(a)	Section 12.01
§318(c)	Section 12.01

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

THIS INDENTURE, dated as of [             ], 2017, is between Emergent Capital, Inc., a corporation duly organized under the laws of the State of Florida (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 5.00% Senior Unsecured Convertible Notes due 2023.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 8.16 hereof. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Authenticating Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks or trust companies in The City of New York are authorized or required by law, or executive order to be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A or Exhibit B but that does not include, in each case, the first paragraph of the legend appearing thereon or the Schedule of Exchanges of Securities thereof.

“Close of Business” means 5:00 p.m. New York City time.

“Common Equity” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any successor common stock thereto.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Continuing Directors” means (i) individuals who on the date of original issuance of the Securities constituted the Company’s Board of Directors (ii) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Securities or whose election or nomination for election was previously so approved.

“Conversion Date” means an Optional Conversion Date.

“Conversion Price” means, in respect of each Security, as of any date, (x) $1,000 (for Securities denominated in $1,000 increments) divided by the Conversion Rate of such date and (y) $1.00 (for Securities denominated in $1.00 increments), divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, (x) 500 shares of Common Stock per $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) and (y) 0.5 shares of Common Stock per $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), each subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof for purposes of payment only is located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Emergent Capital, Inc., and for all other purposes hereunder is located at One Federal Street, 10th Floor, Boston, Massachusetts 02110; Attention: Emergent Capital, Inc., or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means the first date upon which a sale of a share of Common Stock does not automatically transfer the right to receive the relevant distribution with respect to the share of Common Stock to the buyer of such share of Common Stock.

“Final Maturity Date” means February 15, 2023.

“Fundamental Change” will be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)           consummation of any share exchange, consolidation or merger of the Company or other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (other than encumbrance) in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(c)           the first day on which a majority of the members of the Company’s Board of Directors does not consist of Continuing Directors;

(d)           the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)           the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or quoted on a Trading Market.

Notwithstanding the foregoing, (i) a Fundamental Change as a result of clause (b) above will not be deemed to have occurred if 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, and (ii) the consummation of the transactions contemplated by the Master Transaction Agreement or any of the other “Transaction Documents” (as defined in the Master Transaction Agreement) shall not constitute a Fundamental Change.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A or Exhibit B and that includes, in each case, the legend appearing thereon and the Schedule of Exchanges of Securities thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that would be automatically deemed to be part of this Indenture by operation of the TIA assuming this Indenture were qualified under the TIA.

“Interest Payment Date” means August 15 and February 15 of each year, commencing August 15, 2017.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March 15, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee; provided, however, that for purposes of Section 6.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer, principal accounting officer or treasurer of the Company.

“Open of Business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Publicly Traded Securities” means, in respect of a transaction described in clause (b) of the definition of Fundamental Change, shares of common stock traded on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX or the OTCQB (or any of their respective successors) or which will be so traded when issued or exchanged in connection with a Fundamental Change.

“Redemption Conversion Price” shall be defined as the average Volume Weighted Average Price for the 30 Scheduled Trading Days immediately preceding the Redemption Date.

“Redemption Conversion Rate” shall be defined as $1,000 divided by the Redemption Conversion Price.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to the terms of the Security.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Regular Record Date” means, with respect to the payment of interest on the Securities, the January 31 (whether or not a Business Day) immediately preceding an Interest Payment Date on February 15 and the July 31 (whether or not a Business Day) immediately preceding an Interest Payment Date on August 15.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restrictive Legend called for in the form of Security attached as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule. “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means up to [$74,220,450](1) aggregate principal amount of 5.00% Senior Unsecured Convertible Notes due 2023, or any $1,000 principal amount thereof for such notes denominated in $1,000 increments and $1.00 principal amount thereof for such notes denominated in $1.00 increments (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

(1)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

“Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the OTCQB or, if the Common Stock is not then quoted on the OTCQB, on the other Trading Market on which the Common Stock is then quoted or traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such Trading Market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“U.S.” means the United States of America.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” means with respect to any Trading Day the volume-weighted average price per share of Common Stock displayed on Bloomberg (or any successor service) page IFT<EQUITY>VAP in respect of the period from the scheduled open for trading until the scheduled close of trading of the primary trading session on such Trading Day; or if such price is not available on Bloomberg or any successor service, the volume-weighted average price per share of Common Stock means the average market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for the purpose of making this calculation, in either case without regard to after-hours trading or any other trading outside of the regular session trading hours.

Section 1.02          Other Definitions.

Term	Defined in Section
“Act”	Section 12.05(a)
“Additional Shares”	Section 4.06(a)
“Agent Members”	Section 2.01(b)
“Authenticating Agent”	Section 2.02(d)
“Automatic Exchange”	Section 2.18
“Automatic Exchange Notice”	Section 2.18
“Cash Settlement”	Section 5.01
“Clause A Distribution”	Section 4.04(c)
“Clause B Distribution”	Section 4.04(c)
“Clause C Distribution”	Section 4.04(c)
“Combination Settlement”	Section 5.01
“Conversion Agent”	Section 2.03(a)
“Conversion Obligation”	Section 4.01(a)
“DTC”	Section 2.01(a)
“Defaulted Interest”	Section 2.16
“Depositary”	Section 2.01(a)
“Effective Date”	Section 4.06(c)
“Event of Default”	Section 8.01(a)
“Fundamental Change Company Notice”	Section 3.01(b)
“Fundamental Change Purchase Date:	Section 3.01(b)
“Fundamental Change Purchase Notice”	Section 3.01(c)
“Fundamental Change Purchase Price”	Section 3.01(a)
“in connection with”	Section 4.06
“Notice of Default”	Section 8.01(b)
“Optional Conversion Date”	Section 4.02(b)
“Optional Conversion Notice”	Section 4.02(b)
“Outstanding”	Section 2.09(a)
“Paying Agent”	Section 2.03(a)

Term	Defined in Section
“Physical Settlement”	Section 5.01
“Primary Registrar”	Section 2.03(a)
“Reference Property”	Section 4.07
“Registrar”	Section 2.03(a)
“Resale Restriction Termination Date”	Section 2.13(d)
“Restricted Common Stock”	Section 2.18
“Restrictive Legend”	Section 2.13(a)
“Restricted Transfer Default”	Section 8.16(a)
“Restricted Transfer Triggering Date”	Section 8.16(a)
“Special Interest”	Section 8.02(c)
“Special Payment Date”	Section 2.16(a)
“Specified Cash Amount”	Section 5.01
“Spin-Off”	Section 4.04(c)
“Stock Price	Section 4.06(c)
“Trigger Event”	Section 4.04(c)
“Unrestricted Common Stock”	Section 2.18
“Unrestricted Global Security”	Section 2.18
“Valuation Period”	Section 4.04(c)

Section 1.03          Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning: “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04          Rules Of Construction.

For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          words in the singular include the plural, and words in the plural include the singular;

(iv)          the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(v)           the masculine gender includes the feminine and the neuter;

(vi)          the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;

(vii)         references to agreements and other instruments include subsequent amendments thereto; and

(viii)        all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “hereunder,” “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01          Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A and Exhibit B, which Exhibits are incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication.

(a)           Initial Issuance of Global Securities. All of the Securities shall be issued initially in the form of one or more Restricted Global Securities or unrestricted Global Securities in the form of Exhibit B, each of which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities and the other Global Securities initially issued in accordance with the immediately preceding sentence may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)           Global Securities In General. A Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)           Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02          Execution and Authentication.

(a)           The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to [$74,220,450](2) aggregate principal amount, except as provided in Sections 2.07 and 2.08.

(b)           The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.

(c)           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date on which such Securities were authenticated.

(d)           No Security endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e)           The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to [$74,220,450](3) upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and shall state the date on which each original issue of Securities is to be authenticated.

(f)            The Trustee shall act as the initial authenticating agent (the “Authenticating Agent”). Thereafter, the Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Securities. An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g)           The Securities bearing CUSIP number [                   ] shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and integral multiples of $1,000. The Securities bearing CUSIP number [                   ] shall be issuable only in registered form without coupons and only in denominations of $1.00 and integral multiples of $1.00.

(2)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

(3)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

Section 2.03          Registrar, Paying Agent and Conversion Agent.

(a)           The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

(b)           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 10).

(c)           The Company hereby initially designates U.S. Bank National Association. as Paying Agent, Registrar, Primary Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

Section 2.04          Paying Agent To Hold Money In Trust.

Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest (including Additional Interest and Special Interest), if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including Additional Interest and Special Interest), if any, so becoming due; provided, however, that to the extent any such funds are received by the Paying Agent from the Company after 10:00 a.m., New York City time, on the due date, such funds will be distributed to the Holders within one Business Day of receipt thereof. A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest (including Additional Interest and Special Interest), if any, on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest (including Additional Interest and Special Interest), if any, on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money so paid to the Trustee.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Additional Interest and Special Interest), if any, on any Security and remaining unclaimed for two years after such principal or interest (including Additional Interest and Special Interest), if any, has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 2.05          Conversion Agent To Hold Money In Trust.

The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all cash and shares of Common Stock delivered by the Company to the Conversion Agent for the delivery of amounts due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery.

While any such default continues, the Trustee may require a Conversion Agent to deliver all cash and shares of Common Stock delivered by the Company to it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability in respect of such amounts. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all cash and shares of Common Stock held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06          Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Primary Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the

Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

Section 2.07          Transfer and Exchange.

(a)           Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each substantially in the form included in Exhibit A, and completed in a manner satisfactory to such Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03(a), the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate Securities of a like aggregate principal amount at a Registrar’s request. Any exchange or transfer shall be without charge, except that the Company, the Trustee or any Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Sections 2.11, 2.13(a), 4.02(d) or 11.06.

(b)           Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)           All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global

Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent, or any of their respective agents, shall have responsibility for any actions taken or not taken by the Depositary.

(g)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

Section 2.08          Replacement Securities.

(a)           If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity satisfactory to them, in each case, as may be required by them to save each of them harmless from any loss, expense, claim or liability, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c)           Upon the issuance of any new Securities under this Section 2.08, the Company, the Trustee, or any Registrar, as applicable, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of their respective counsel) in connection therewith.

(d)           Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)           The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09          Outstanding Securities.

(a)           Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

(b)           If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)           If a Paying Agent holds in respect of the Outstanding Securities on a Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, money sufficient to pay the principal of and accrued interest (including Additional Interest and Special Interest), if any, on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding, interest (including Additional Interest and Special Interest), if any, on such Securities shall cease to accrue and all other rights of the Holder will terminate unless otherwise specified in this Indenture.

(d)           Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11          Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon receipt of a Company Order, the

Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12          Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. Each Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon written request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 2.13          Restrictive Legend; Additional Transfer and Exchange Requirements.

(a)           If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legend set forth on the form of Securities attached as Exhibit A following the first paragraph of the legend appearing thereon (collectively, the “Restrictive Legend”), or if a request is made to remove the Restrictive Legend on a Security, the Securities so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Company, the Trustee and a Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company, the Trustee or such Registrar, as may be reasonably required by the Company, the Trustee or such Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective under the Securities Act at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and such Registrar of the sale of such Security pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend. If the Restrictive Legend is removed from the face of a Security and the Security is subsequently held by an affiliate of the Company within the meaning of Rule 144 under the Securities Act, the Restrictive Legend shall be reinstated.

(b)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(c)           Subject to Section 2.13(b) and in compliance with Section 2.13(d), certain Securities shall be subject to the restrictions on transfer provided in the Restrictive Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. A Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d)           The restrictions imposed by the Restrictive Legend upon the transferability of any Security bearing the Restrictive Legend shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the date that is (x) one year after the last date on which any of the Securities are originally issued or such shorter period of time as permitted by Rule 144 under the Securities Act (or any successor provision thereunder) and (y) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to a Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company, the Trustee or such Registrar, an Opinion of Counsel reasonably acceptable to the Company, the Trustee and such Registrar and addressed to the Company, the Trustee and such Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel. As used in Sections 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e)           The provisions below shall apply only to Global Securities or any Securities issued in exchange for a Global Security:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)           Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 60 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)           Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or a Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment and, upon receipt of a Company Order, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)           Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)           In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7)           At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(f)            Until the Resale Restriction Termination Date, certain stock certificates representing Common Stock issued upon conversion of any Security bearing the Restrictive Legend shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion such Securities bearing the Restrictive Legend that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY WAS ISSUED UPON CONVERSION OF A SECURITY THAT WAS ONE OF A DULY AUTHORIZED ISSUE OF SECURITIES OF EMERGENT CAPITAL, INC. (THE “COMPANY”) DESIGNATED AS “5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023” (THE “SECURITIES”). THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND

MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A (A) “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS (X) SIX MONTHS (ONE YEAR FOR AFFILIATES) AFTER THE LAST DATE ON WHICH ANY OF THE SECURITIES ARE ORIGINALLY ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW,

EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.13(f).

Section 2.14          CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in a Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15          Calculations.

All calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee upon the Trustee’s request, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.

Section 2.16          Payment of Interest; Interest Rights Preserved.

Interest (including Additional Interest and Special Interest), if any, on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest (including Additional Interest and Special Interest), if any, shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.

Any interest (including Additional Interest and Special Interest), if any, on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest (including Additional Interest and Special Interest), if any, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record

Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 25 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Upon receipt of such notice, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Additional Interest and Special Interest), if any, accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.17          Computation of Interest.

Interest (including Additional Interest and Special Interest) on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.18          Automatic Exchange from Restricted Global Security to Unrestricted Global Security.

Beneficial interests in a Restricted Global Security or Common Stock issued upon conversion of Restricted Securities (“Restricted Common Stock”) shall be automatically exchanged into beneficial interests in an unrestricted Global Security or stock certificate representing unrestricted Common Stock, as applicable, that is no longer subject to the restrictions set out in the Restrictive Legend (the “Unrestricted Global Security” or “Unrestricted Common Stock”, as applicable), without any action required by or on behalf of the Holders (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least 15 days but not more than 30 days prior to the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Security Register or register maintained at the registrar for Common Stock, as applicable, with a copy to the Trustee or transfer agent for Common Stock, as applicable. The Automatic Exchange Notice shall identify the Securities or Common Stock, as applicable, subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Security or Restricted Common Stock, as applicable, from which such Holders’ beneficial interests shall be transferred and (4) the “CUSIP” number of the Unrestricted Global Security or Unrestricted Common Stock, as applicable, into which such holders’ beneficial interests shall be transferred. At the Company’s request on no less than 5 days’ prior notice, the Trustee shall deliver, or, with respect to Common Stock, the Company shall cause the transfer agent to deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each holder at such holder’s address appearing in the Security Register or register maintained at the registrar for Common Stock, as applicable; provided, however, that the Company shall have delivered to the Trustee or transfer agent, as applicable, a Company Order and an Officer’s Certificate requesting that the Trustee or transfer agent, as applicable, give the Automatic Exchange Notice (in the name and at the expense of the Company) and setting forth the information to be stated in the Automatic Exchange Notice as provided in the preceding sentence. As a condition to any such exchange pursuant to this Section 2.18, the Trustee or transfer agent, as applicable, shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officer’s Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee or transfer agent, as applicable, to the effect that such transfer of beneficial interests to the Unrestricted Global Security or Unrestricted Common Stock, as applicable, shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.18, (i) with respect to the Securities, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Security(s) and the Unrestricted Global Security, respectively, equal to the principal amount of beneficial interests transferred or (ii) with respect to Common Stock, the registrar for Common Stock shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the number of shares of the applicable Restricted Common Stock and the Unrestricted Common Stock, respectively, equal to the beneficial interests transferred. If an Unrestricted Global Security is not then outstanding at the time of the Automatic Exchange, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver an Unrestricted Global Security to the Depositary. Following any such transfer pursuant to this Section 2.18, the relevant Restricted Global Security or Restricted Common Stock, as applicable, shall be cancelled.

ARTICLE 3
REPURCHASE

Section 3.01          Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a)           In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holders’ Securities, or any portion of the principal amount thereof, that is equal to (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments, on a date specified by the Company (the “Fundamental Change Purchase Date”) that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (as defined below) at a purchase price in cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on those Securities to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Purchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest (including Additional Interest and Special Interest), if any. Instead, the Company shall pay such accrued and unpaid interest (including Additional Interest and Special Interest), if any, on the Interest Payment Date, to the Holder of record at the close of business on the corresponding Regular Record Date.

(b)           On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the occurrence of the Fundamental Change and of the resulting purchase right to the Trustee, the Conversion Agent, the Paying Agent, and to each Holder of record of Securities (a “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:

(1)           the events causing such Fundamental Change;

(2)           the date of such Fundamental Change;

(3)           the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.01;

(4)           the Fundamental Change Purchase Price;

(5)           the Fundamental Change Purchase Date;

(6)           the Holder’s right to require the Company to purchase the Securities;

(7)           the name and address of each Paying Agent and Conversion Agent, if applicable;

(8)           if applicable, the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)           the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)         the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11)         the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)         that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest, (including Additional Interest and Special Interest), if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)         the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with the delivery of the Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities. No failure of the Company to give the Fundamental Change Company Notice and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.01.

(c)           A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A or Exhibit B under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1)           The Fundamental Change Purchase Notice shall state: (A) if Certificated Securities are to be purchased, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be (x) a principal amount of $1,000 or any integral multiple thereof for Securities denominated in $1,000 increments and (y) a principal amount of $1.00 or any integral multiples thereof for Securities denominated in $1.00 increments and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)           The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)           The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(4)           Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is (x) a principal amount of $1,000 or in an integral multiple thereof for Securities denominated in $1,000 increments and (y) a principal amount of $1.00 or in an integral multiple thereof for Securities denominated in $1.00 increments at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).

(5)           A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)           Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(7)           There shall be no repurchase of any Securities pursuant to this Section 3.01 if an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) has occurred prior to, on or after, as the case may, the giving by the Holders of such Securities of the required Fundamental Change Purchase Notice and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02          Effect of Fundamental Change Purchase Notice.

(a)           Upon receipt by any Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. The Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 3.01) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01. A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at the close of business on the date such default is cured and such Security is purchased in accordance herewith.

(b)           A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)            if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures);

(ii)           the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments; and

(iii)          the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company which principal amount must be (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments.

The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.02(b).

Section 3.03          Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in cash (in immediately available funds) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date; provided, however, that to the extent any such funds are received by the Paying Agent from the Company after 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, such funds will be distributed to the Holders within one Business Day of receipt thereof.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Repurchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest and Special Interest), if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.04          Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased by the Company on such Fundamental Change Purchase Date.

Section 3.05          Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then promptly after the applicable Fundamental Change Purchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 3.06          Compliance With Securities Laws Upon Purchase of Securities.

When complying with the provisions of Article 3 hereof and subject to any exemptions available under applicable law, the Company shall:

(a)           comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable to the Company’s purchase of Securities under Article 3;

(b)           file a Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.

To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07          Purchase of Securities In Open Market.

The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12.

ARTICLE 4
CONVERSION

Section 4.01          Right to Convert.

(a)           Upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount equal to (x) $1,000 or a multiple of $1,000 thereof for Securities denominated in $1,000 increments and (y) $1.00 or a multiple of

$1.00 for Securities denominated in $1.00 increments, at the applicable Conversion Rate in effect on the Conversion Date for such Securities (the “Conversion Obligation”), subject to the further provisions of this Article 4. A Holder may surrender its Securities for conversion at any time on or prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Final Maturity Date.

(b)           [Reserved]

(c)           If, the Company is party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company pursuant to which all of the outstanding shares of Common Stock would be exchanged for cash, securities or other property, then from and after the effective date of such transaction any conversion of Securities, including the conversion value deliverable in connection with such exchange, will be based on the kind and amount of cash, securities or other property that a Holder of Securities would have received if such Holder had converted its Securities into shares of Common Stock immediately prior to the effective date of such transaction; provided, however, if all of outstanding shares of Common Stock would be exchanged in such transaction for the right to receive more than a single type of consideration based upon any form of election made by a holder of shares of Common Stock, then the amount of consideration to be received from and after the effective date of such transaction upon any conversion of the Securities will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election.

(d)           Securities may not be converted after the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date.

Section 4.02          Conversion Procedures.

(a)           Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b)           In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(d) and any taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Certificated Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i)            complete and manually sign the conversion notice provided on the back of the Security (the “Optional Conversion Notice”) or a facsimile of the Optional Conversion Notice;

(ii)           deliver the Optional Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii)          if required, furnish appropriate endorsements and transfer documents,

(iv)          make any payment required under Section 4.03(d); and

(v)           if required, pay all transfer or similar taxes as set forth in Section 4.08.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Optional Conversion Date.” The Conversion Agent will, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Securities.

(c)           Each Optional Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d)           In case any Securities of a denomination greater than (x) $1,000 for Securities denominated in $1,000 increments and (y) $1.00 for Securities denominated in $1.00 increments, shall be surrendered for partial conversion, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion on the relevant Conversion Date. The person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the close of business on such Conversion Date.

Notwithstanding the foregoing and anything contained in this Indenture to the contrary, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to the provisions of Section 4.04 in respect of Securities surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally.

(e)           Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)            Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.

Section 4.03          Settlement Upon Conversion.

(a)           All conversions shall be settled in shares of Common Stock (other than cash in lieu of fractional shares). The shares of Common Stock in respect of any conversion of Securities shall be computed as follows: the Company shall deliver to converting Holders in respect of each (x) $1,000 of principal amount of Securities for Securities denominated in $1,000 increments, and (y) $1.00 of principal amount of Securities for Securities denominated in $1.00 increments a number of shares of Common Stock equal to applicable Conversion Rate in effect as of such Conversion Date, together with any cash payment for any fractional share of Common Stock as described in Section 4.03(e).

(b)           Except as described in Section 4.06, the Issuer shall deliver the consideration due upon conversion on the third Business Day immediately following the related Conversion Date.

(c)           Except as provided in Section 4.03(d) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest and Special Interest), if any.

(d)           Upon the conversion of any Securities, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest (including Additional Interest and Special Interest), if any, except to the extent specified below. The Company’s delivery to the Holder of Common Stock together with any cash payment for any fractional share of Common Stock, into which a Security is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities so converted and accrued and unpaid interest (including Additional Interest and Special Interest), if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest and Special Interest), if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Securities are converted after the close of business on a Regular Record Date for the payment of interest, Holders of such Securities at the Close of Business on such Regular Record Date will receive the interest (including Additional Interest and Special Interest), if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest (including Additional Interest and Special Interest), if any, payable on the Securities so converted on such following Interest Payment Date; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Final Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding

Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(e)           The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price on the relevant Conversion Date.

Section 4.04          Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate, as a result of holding the Securities, in any of the transactions described under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), at the same time as holders of the Common Stock participate, without having to convert their Securities, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Securities immediately prior to the Record Date for such event.

(a)           If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable:

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Record Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported

Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

(c)           If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i)            dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii)           dividends or distributions paid exclusively in cash; and

(iii)          Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=

the fair market value (as determined by the Board Of Directors) of the shares of capital stock, evidence of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Record Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Securities shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities or assets or property such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such shares of capital stock or similar equity interests are listed for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”), and

(B)                               a dividend or distribution of rights or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04 (c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or such effective date” within the meaning of

Section 4.04(a) or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 4.04(b).

(d)                                 (i) If any annual cash dividend or distribution is made to all or substantially all holders of Common Stock during any annual fiscal period, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of $0.10 per share of Common Stock.

In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the open of business on the Record Date for the relevant dividend or distribution. If the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Securities shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each (x) $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) and (y) $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the Record Date for such distribution.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.

(f)                                   To the extent permitted by law and applicable Trading Market rules, the Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 Business Days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)                                  The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h)                                 All calculations under this Article 4 shall be made by the Company and shall be made to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.11 hereof.

(i)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Securities. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                                    For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)                                 Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

(l)                                     Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)                               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)                              upon the issuance (or exercise) of up to 2,000,000 warrants to purchase shares of Common Stock to be issued by the Company in settlement of class actions consolidated and designated as Fuller v. Imperial Holdings, Inc.;

(v)                                 for a change in the par value of the Common Stock;

(vi)                              for accrued and unpaid interest (including Additional Interest and Special Interest), if any, on the Securities; or

(vii)                           upon the transfer of any life settlements to a Subsidiary of the Company.

(m)                             The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, upon any Conversion Date with respect to the Securities.

Section 4.05                             Certain Other Adjustments.

To the extent not otherwise covered by Section 4.04, whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices over a span of multiple days, the Board of Directors will make appropriate adjustments to such Last Reported Sale Prices and the Conversion Rate or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period from which such Last Reported Sale Prices are to be calculated. Any such adjustment in accordance with the provisions of this Section 4.05 shall be determined in good faith by the Board of Directors in order to give effect to the intent of Section 4.04 and the other provisions of this Article 4 and to avoid unjust or inequitable results.

Section 4.06                             Adjustments Upon Certain Fundamental Changes.

(a)                                 If a Make-Whole Fundamental Change occurs prior to the Final Maturity Date and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th calendar day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)                                 Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock as provided under Section 4.03, calculated based on the Conversion Rate as adjusted by the Additional

Shares; provided, however, that if, at the effective time of a Make-Whole Fundamental Change, the Reference Property is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the “Stock Price” (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Conversion Date.

(c)                                  The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

The following table sets forth the number of additional shares to be received per $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) for each stock price and effective date set forth below:

	Stock Price
	$0.32	$1.00	$2.00	$3.00	$4.00	$5.00	$10.00	$20.00
04/01/17	2625.0000	575.9000	197.0000	107.4000	72.7750	55.2400	25.9400	12.8800
04/01/18	2625.0000	561.6000	179.0500	93.5000	62.2500	47.0000	22.1200	11.0050
04/01/19	2625.0000	547.1000	158.8500	78.0667	50.8500	38.2200	18.1100	9.0300
04/01/20	2625.0000	533.1000	135.6500	60.8000	38.5750	28.9600	13.9000	6.9000
04/04/21	2625.0000	520.1000	108.1000	41.3667	25.5250	19.3600	9.4800	4.7400
04/01/22	2625.0000	509.1000	72.8500	19.7333	12.3750	9.7200	4.8500	2.4250
4/1/2023	2625.0000	500.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The number of additional shares to be received per $1.00 prinicipal amount of Securities (for Securities denominated in $1.00 increments) for each stock price and effective date will be the number corresponding to such stock price and effective date set forth in the table above divided by 1,000.

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)                                  If the Stock Price is greater than $20.00 per share (subject to adjustment pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $0.32 per share (subject to adjustments pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

(d)                                 The Stock Prices set forth in the column headings of the table above shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04.

(e)                                  The Company shall notify the Holders of Securities of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07                             Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of the following events occur:

(i)                                     any recapitalization or reclassification of, or change of, the Common Stock (other than changes resulting from a subdivision or combination);

(ii)                                  a consolidation, merger or combination involving the Company; or

(iii)                               a sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv)                              any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right to convert a Security will be changed into a right to convert such Security as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event.

If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Primary Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.

Section 4.08                             Taxes on Shares Issued.

The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Securities has requested that shares of Common Stock be issued in a name other than that of the Holder of the Securities converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09                             Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.

The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion or redemption (pursuant to the Physical Settlement or the Combination Settlement) of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by or redeemed on behalf of a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion or redemption (pursuant to the Physical Settlement or the Combination Settlement) of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall cause any shares of Common Stock to be issued upon conversion or redemption (pursuant to the Physical Settlement or the Combination Settlement) of Securities to be designated for quotation or listing, subject to notice of issuance, on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10                             Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered by the Company upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.11                             Notice to Holders Prior to Certain Actions.

In case:

(a)                                 the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04 ; or

(b)                                 the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or

(c)                                  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder’s address appearing on a list of Holders of Securities, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 4.12                             Stockholder Rights Plan.

Each share of Common Stock issued upon conversion of Securities pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s capital stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5
REDEMPTION

Section 5.01                             Redemption.

(a)                                 The Company may redeem the Securities, in whole but not in part, upon notice as described in Section 5.04, as further set forth below, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, if and only if the Last Reported Sale Price for not less than any fifteen (15) Trading Days in the last thirty (30) consecutive Trading Days is more than one hundred-twenty percent (120%) of the Conversion Price in effect on the applicable Trading Day. The Company may, at its election, pay or deliver as the case may be, to all Holders, in respect of all of the Securities, either (a) solely cash (the “Cash Settlement”), (b) solely shares of Common Stock (other than cash in lieu of fractional shares) (the “Physical Settlement”) or (c) a combination of cash and shares of Common Stock (the “Combination Settlement”).

(b)                                 If the Company elects the Cash Settlement, the Company shall deliver to each Holder of Securities an amount of cash equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date.

(c)                                  If the Company elects the Physical Settlement, the Company shall deliver to each Holder of Securities in respect of each (x) $1,000 of principal amount of Securities (for Securities denominated in $1,000 increments), a number of shares of Common Stock equal to the Redemption Conversion Rate and (y) $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), a number of shares of Common Stock equal to the Redemption Conversion Rate divided by 1,000, together in each case with any cash payment for any fractional share of Common Stock based on the Redemption Conversion Price.

(d)                                 If the Company elects the Combination Redemption, the Company shall deliver to each Holder of Securities in respect of the principal amount of Securities that the Company has specified is to be redeemed in cash, a cash amount equal to 100% of the principal amount of such Securities plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date (the “Specified Cash Amount”) and with respect to the remaining portion of such Securities to be redeemed in shares of Common Stock, shares of Common Stock calculated in accordance with Section 5.01(c), together with a cash payment for any fractional shares of Common Stock, which cash payment shall be based on the Redemption Conversion Price.

(e)                                  Except as specifically contemplated by this Article 5, the Company will not be entitled to redeem the Securities at its option.

Section 5.02                             Election To Redeem; Notices to Trustee.

If the Company elects to redeem Securities pursuant to Section 5.01, at least thirty (30) days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in Section 5.01. Notice given to the Trustee pursuant to this Section 5.01 may not be revoked after the time that notice is given to Holders pursuant to Section 5.04, except as provided in Section 5.05.

Section 5.03                             Acquisition of Securities by Company Other Than by Redemption.

The Company may acquire Securities by means other than redemption, whether pursuant to Company tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

Section 5.04                             Notice of Redemption.

At least thirty (30) Scheduled Trading Days, and no more than sixty (60) days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Primary Registrar pursuant to Section 2.03, except that redemption notices may be mailed more than sixty (60) days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Company mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Securities to be redeemed (including the CUSIP numbers thereof) and shall state:

(1)                                 the Redemption Date;

(2)                                 the redemption price, whether such redemption price shall be satisfied pursuant to the Cash Settlement, the Physical Settlement or the Combination Settlement and, if the Company elects the Combination Settlement, the Specified Cash Amount;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

(6)                                 that the Securities are being redeemed pursuant to Section 5.01;

(7)                                 the aggregate principal amount of Securities that are being redeemed;

(8)                                 if the redemption is conditional, a description of the applicable conditions and the date by which such conditions are expected to be satisfied; and

(9)                                 that Holders shall have the right to convert the Securities called for redemption at the then effective Conversion Rate.

At the Company’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption prepared by the

Company, in the Company’s name and at the Company’s sole expense. In such event, the Company shall provide the Trustee with the information required by this Section 5.04.

Section 5.05                             Effect of Notice of Redemption.

Except as provided below in the next paragraph, once the notice of redemption described in Section 5.04 is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest accrued to the Redemption Date, if the redemption price is to be satisfied pursuant to the Cash Settlement or the Combination Settlement (provided, that, with respect to the Combination Settlement, interest will only accrue with respect to the Specified Cash Amount). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus interest accrued to the Redemption Date (if the redemption price is to be satisfied pursuant to the Cash Settlement or the Combination Settlement (provided, that, with respect to the Combination Settlement, interest will only accrue with respect to the Specified Cash Amount)), provided that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, such accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no such interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the Redemption Date so delayed.

The Company may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 5.06                             Deposit of Redemption Price.

If the redemption price is to be satisfied pursuant to the Cash Settlement or the Combination Settlement, on or prior to 11:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price (or the Specified Cash Amount with respect to a Combination Settlement)of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation; provided, however, that to the extent any such funds are received by the Paying Agent from the Company after 10:00 a.m., New York City time, on the Redemption Date, such funds will be distributed to the Holders within one Business Day of receipt thereof. Promptly after the calculation of the redemption price, the Company shall give the Trustee and any Paying Agent written notice thereof.

If the redemption price is to be satisfied pursuant to the Cash Settlement or the Combination Settlement, on and after any Redemption Date, if money sufficient to pay the redemption price of and applicable accrued interest on Securities called for redemption shall have been made available in accordance with the preceding paragraph, the Securities called for redemption shall cease to accrue interest and the only right of the Holders of such Securities shall be to receive payment of the redemption price of and, subject to the first proviso in Section 5.05, the applicable accrued and unpaid interest on such Securities to the Redemption Date. If any Security surrendered for redemption, for which the redemption price is to be satisfied pursuant to the Cash Settlement or the Combination Settlement, shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

Section 5.07                             Mandatory Redemption.

The Company shall not be required to make mandatory redemption payments with respect to the Securities.

Section 5.08                             Conversion Right In Lieu of Redemption.

To the extent a Holder converts its Securities “in connection” with an election by the Company to redeem the Securities pursuant to this Article 5, the Company shall increase the Conversion Rate as set forth in Section 4.06. For purposes hereof, a conversion of Securities will be deemed to be “in connection with” an election by the Company to redeem the Securities pursuant to this Article 5 if the Optional Conversion Notice is received by the Conversion Agent from, and including the date of the issuance of the notice of redemption described in Section 5.04 up to the Close of Business on the third Business Day immediately preceding the Redemption Date.

ARTICLE 6
COVENANTS

Section 6.01                             Payment of Securities.

(a)                                 The Company shall duly and punctually pay the principal of and interest (including Additional Interest and Special Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Holders.

(b)                                 A payment of principal or interest (including Additional Interest and Special Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid interest (including Additional Interest and Special Interest) on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(c)                                  Payment of the principal of and interest (including Additional Interest and Special Interest), if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (including Additional Interest and Special Interest) on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest (including Additional Interest and Special Interest), if any, payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Section 6.02                             Reports by Company.

(a)                                 The Company shall deliver to the Trustee copies of all annual reports, quarterly reports and other documents that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, within 15 days after such reports and other documents are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). In addition, the Company will make such information available to the Holders of the Securities upon reasonable request. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Securities if the Company has filed such reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and such reports are publicly available.

(b)                                 The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

(c)                                  Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 6.03                             Compliance Certificates.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2017), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. Such certificates need not comply with Section 12.04 of this Indenture. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after an Officer has actual knowledge of any Event of Default, an Officer’s Certificate setting forth the details of such Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 6.04                             Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.05                             Maintenance of Corporate Existence.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.06                             Rule 144A Information Requirement.

Prior to the Resale Restriction Termination Date, the Company agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

Section 6.07                             Stay, Extension And Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest (including Additional

Interest and Special Interest (or both), if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08                             Payment of Additional Interest.

If Additional Interest or Special Interest (or both) is payable by the Company pursuant to the terms of the Securities and this Indenture, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest and/or Special Interest that is payable, (ii) the reason why such Additional Interest and/or Special Interest is payable and (iii) the date on which such Additional Interest and/or Special Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Special Interest is payable. If the Company has paid Additional Interest and/or Special Interest directly to the Persons entitled to such Additional Interest and/or Special Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.09                             Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 6.10                             Listing; Status.

The Company will take all action reasonably necessary to (a) maintain the quotation or listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such

Trading Market and (b) maintain its status as a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company further agrees that for so long as the Common Stock is quoted on the OTCQB, it will use commercially reasonable efforts to transfer the listing of the Common Stock to a national securities exchange, as such term is recognized by the SEC, promptly after eligibility requirements for such national securities exchange are met.

Section 6.11                             Registration Statement.

As soon as reasonably practicable, but in any event within 30 days after the last date on which any Securities are originally issued under this Indenture, the Company will file a registration statement with the SEC for the resale by the Holders of the Securities or holders of any shares of Common Stock issuable upon conversion of the Securities under the Securities Act and shall use its best efforts to have such registration statement declared effective under the Securities Act by the SEC as soon as reasonably practicable.

ARTICLE 7
CONSOLIDATION; MERGER; SALE OF ASSETS

Section 7.01                             Company May Consolidate, Etc., Only on Certain Terms.

(a)                                 The Company shall not consolidate with or merge with or into any other Person and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets to any Person in a single transaction or series of related transactions, unless:

(1)                                 (a) the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company is a Subsidiary of the Company; (b) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and (c) the Company shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such sale, conveyance, assignment, transfer, lease or other disposition complies with this Section 7.01 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

(2)                                 (a) the person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company, shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, the due and punctual payment of the principal of, and interest on, including Additional Interest and Special Interest, if any, on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company; (b) immediately after giving effect to the transaction, no Default or

Event of Default shall have occurred and be continuing; and (c) the Company shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, or merger or sale, conveyance, assignment, transfer, lease or other disposition complies with this Section 7.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02                             Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s assets in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8
DEFAULT AND REMEDIES

Section 8.01                             Events of Default.

(a)                                 An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 a default in the payment of the principal amount or Fundamental Change Purchase Price with respect to any Security when such payment becomes due and payable; or

(2)                                 a default for 30 days in the payment of any interest (including Additional Interest and Special Interest, if any) on the Securities; or

(3)                                 a failure by the Company to comply with its obligation to convert the Securities in accordance with the Indenture upon exercise of any Holder’s conversion rights;

(4)                                 failure by the Company to provide a Fundamental Change Company Notice within the time required to provide such notice as set forth in Section 3.01(b) hereof; or

(5)                                 failure to purchase all or any part of the Securities in accordance with Section 3.01 hereof;

(6)                                 failure to perform or observe any other covenant or agreement in this Indenture with respect to the Securities (other than a covenant or agreement in respect of which the Company’s non-compliance would otherwise be an event of default) and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holder of 25% or more in aggregate principal amount of the Securities then Outstanding;

(7)                                 an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any of its Subsidiaries for money borrowed in excess of $20 million, whether such indebtedness now exists or shall hereafter be created shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then Outstanding, a written notice specifying such event of default and requiring that such acceleration be rescinded or annulled or such indebtedness to be discharged;

(8)                                 a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished;

(9)                                 the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary insolvency proceeding;

(b)                                 consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(c)                                  consents to the appointment of a custodian of it or for any substantial part of its property;

(d)                                 makes a general assignment for the benefit of its creditors; or

(e)                                  takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Subsidiary into another Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 8.01(a)(9); or

(10)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company or any Significant Subsidiary of the Company in an involuntary insolvency proceeding;

(b)                                 appoints a custodian of the Company or any Significant Subsidiary of the Company for any substantial part of their property;

(c)                                  orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary of the Company;

(d)                                 orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary of the Company; or

(e)                                  grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days.

(b)                                 Notwithstanding Section 8.01(a), no Event of Default under clauses (6) and (7) of Section 8.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clauses (6) and (7) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 8.01(b) shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default for which notice is given under this Section 8.01(b) is cured, it ceases.

(c)                                  The Company will deliver to the Trustee, within 30 days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

Section 8.02                             Acceleration; Special Interest.

If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 8.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and subject to Section 8.12 of this Indenture, the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest (including Additional Interest and Special Interest), if any, on all Securities through the date of such declaration to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest (including Additional Interest and Special Interest), if any, shall become due and payable immediately. If an Event of Default specified in clause (9) or (10) of Section 8.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Additional Interest and Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                 the Company has paid or deposited with the Trustee or any Agent a sum sufficient to pay:

(i)                                     all sums paid or advanced by the Trustee and any Agent under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee and any Agent, and their respective counsel,

(ii)                                  all overdue interest (including Additional Interest and Special Interest), if any, on all Outstanding Securities,

(iii)                               the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest (including Additional Interest and Special Interest) thereon at the rate borne by the Securities, and

(iv)                              to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)                                  all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the foregoing, except as provided in Section 8.16, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 6.02 of this Indenture and for any failure to comply with Section 314(a)(1) of the Trust Indenture Act shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the

Securities. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Securities. Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 6.02 or failure to comply with Section 314(a)(1) of the Trust Indenture Act shall first occur to but not including the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders of a majority in principal amount of the Outstanding Securities). On such 365th day (or earlier, if the Event of Default relating to the failure to comply with Section 6.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 6.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act shall not have been cured or waived prior to such 365th day, the Securities shall be subject to acceleration as provided in this Section 8.02. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 6.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, the Securities shall be subject to acceleration as provided above in this Section 8.02.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 6.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, (1) the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the Business Day immediately preceding the day on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 8.02.

Section 8.03                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)                                 default is made in the payment of any interest (including Additional Interest and Special Interest), if any, on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of the principal of any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Special Interest, if any), with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 8.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 8.04                             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal and interest (including Special Interest, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or any Agent, their respective agents and counsel and any other amounts due to the Trustee under Section 9.07 of this Indenture) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or any Agent, their respective agents and counsel, and any other amounts due the Trustee or an Agent under Section 9.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 8.05                             Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and any Agent, and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 8.06                             Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 8 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 8 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 8 and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee (or any predecessor trustee) and any Agent hereunder under Section 9.07;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal and interest (including Additional Interest and Special Interest, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including Additional Interest and Special Interest, if any); and

THIRD:  The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 8.07                             Limitation on Suits.

Subject to Section 8.08, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense (including fees and expenses of its counsel) to be incurred in compliance with such request; and

(d)                                 the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the Holders of a majority in principal amount of the Outstanding Securities within 60 days after the original request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 8.08                             Unconditional Right of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, accrued and unpaid interest, if any, Fundamental Change Purchase Price, Additional Interest, if any, or Special Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.10                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.12                             Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that the Trustee may refuse to follow any direction that is in conflict with any rule of law or with this Indenture, exposes the Trustee to personal liability or expenses for which the Trustee has not received indemnity or security satisfactory to it or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; provided, however, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction (subject to the provisions of Section 315 of the TIA).

Section 8.13                             Waiver of Past Defaults.

Subject to Section 8.08, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest (including Additional Interest and Special Interest) on any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 8.14                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Specified Repurchase Date or the Fundamental Change Purchase Date, as the case may be).

Section 8.15                             Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 8 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 8.16                             Additional Interest.

(a)                                 If:

(i)                                     at any time during the six-month period beginning on, and including, the date which is six months after the last date on which any Securities are originally issued under this Indenture, (A) the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or (B) the Securities are not otherwise freely tradable by Holders who are not Affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities),

(ii)                                  as of the date that is one year after the last date on which any Securities are originally issued under this Indenture, the Restrictive Legend on any Securities has not been removed or the Securities are not otherwise freely tradable by Holders who are not Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), or

(iii)                               as of the date that is one hundred twenty (120) days after the last date on which any Securities are originally issued under this Indenture, a registration statement regarding the resale by the Holders of the Securities or holders of any shares of Common Stock issuable upon conversion of the Securities has not been declared effective under the Securities Act by the SEC (each such event referred to in clauses (i) through (iii), a “Restricted Transfer Default”), and the Company has not cured any such Restricted Transfer Default by the date that is 14 calendar days following the occurrence of such Restricted Transfer Default (such date, the “Restricted Transfer Triggering Date”), then the Company will be required to pay Additional Interest in cash on the Securities. Additional Interest on the Securities will accrue with respect to the first 90-day period (or portion thereof) following the Restricted Transfer Triggering Date for each day that a Restricted Transfer Default is continuing at a rate equal to 0.25% per annum of the principal amount of Securities, which rate will increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90- day period (or portion thereof) while a Restricted Transfer Default is continuing until all Restricted Transfer Defaults have been cured, up to a maximum of 0.50% of the principal amount of the Securities. Following the cure of all Restricted Transfer Defaults, the accrual of Additional Interest arising from Restricted Transfer Defaults will cease.

(b)                                 Additional Interest payable in accordance with Section 8.16(a) shall be payable in arrears on each Interest Payment Date for the Securities following accrual in the same manner as regular interest on the Securities.

(c)                                  Notwithstanding the foregoing, if the Restrictive Legend on any Securities has not been removed pursuant to Section 2.18 or such Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall have the right to designate an effective shelf registration statement for the resale by the Holders of the Securities or holders of any shares of Common Stock issuable upon conversion of the Securities. Additional Interest shall not accrue for each day on which such registration statement remains effective and usable by Holders for the resale of the Securities or any shares of Common Stock.  Any such registration shall be effected on terms customary for convertible securities.

(d)                                 During the period of one year after the last date on which any of the Securities are originally issued, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

ARTICLE 9
TRUSTEE

Section 9.01                             Duties of Trustee.

(a)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this clause (c) does not limit the effect of clauses (b) or (d) of this Section 9.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article 9;

(f)                                   The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law; and

(g)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 9.02                             Notice of Default.

Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to

Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 9.03                             Certain Rights of Trustee.

Subject to the provisions of Section 9.01 hereof:

(a)                                 the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either

(i)                                     a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee at its Corporate Trust Office by the Company or by any Holder of Securities, and such notice references the Securities and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 9.03(h);

(j)                                    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of counsel which conform to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate and/or Opinion of Counsel;

(k)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder;

(l)                                     the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(m)                             the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(n)                                 the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct or negligence on the part of any of them selected by the Trustee using due care;

(o)                                 the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(p)                                 the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, losses or malfunctions of utilities, computers (hardware or software) or communications services, labor disputes, acts of civil or military authorities and governmental action; and

(q)                                 in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(r)                                    The Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof.

Section 9.04                             Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 9.05                             Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, any Registrar, Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent.

Section 9.06                             Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

Section 9.07                             Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee and each Agent from time to time, and the Trustee and each Agent shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee, each Agent and each predecessor Trustee or Agent upon their request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee or such Agent in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of their respective counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee, each Agent and each predecessor Trustee or Agent for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s or such Agent’s compensation hereunder) or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 9.07 and also including any liability which the Trustee or Agent may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 9.07 to compensate and indemnify the Trustee, each Agent and each predecessor Trustee or Agent and to pay or reimburse the Trustee, each Agent and each predecessor Trustee or Agent for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and, together with the lien referred in the next sentence, shall survive the satisfaction and discharge, and termination for any reason, of this Indenture and the resignation or removal of the Trustee, each Agent and each predecessor Trustee or Agent. To secure the Company’s obligations in this Section 9.07, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, other than money or property held in trust for the payment of principal of or interest on particular Securities. The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure materially prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel reasonably satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. After the Company has assumed the defense of a claim as set forth in this Section 9.07 (whether or not the Trustee is entitled to select separate counsel hereunder), the Trustee may not settle or compromise any suit without the written consent of the Company (which consent may not be unreasonably withheld or delayed).

“Agent” for purposes of this Section shall include any predecessor Agent; provided, however, that the negligence, willful misconduct or bad faith of any Agent hereunder shall not affect the rights of any other Agent hereunder.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(a)(6) or Section 8.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 9.08                             Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the TIA provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 9.09                             Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation or entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 9.

Section 9.10                             Resignation and Removal; Appointment of Successor Trustee.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 9 shall become effective until the acceptance of appointment by the successor trustee under Section 9.11.

(b)                                 The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or of any removal of the Trustee as hereinafter provided, the resigning or removed Trustee may at the Company’s expense petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(c)                                  The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(1)                                 the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)                                 the Trustee shall cease to be eligible under Section 9.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 8.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)                                  If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 9.11. If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 8.14, on behalf of himself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee.

(f)                                   The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Primary Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 9.11                             Acceptance of Appointment by Successor.

(a)                                 Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 9.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder, subject nevertheless to its lien provided for in Section 9.07, and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(b)                                 No successor trustee with respect to the Securities shall accept appointment as provided in this Section 9.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 9 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

(c)                                  Upon acceptance of appointment by any successor trustee as provided in this Section 9.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 9.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

(d)                                 Notwithstanding the replacement of the Trustee pursuant to Section 9.10, the Company’s obligations under Section 9.07 shall continue for the benefit of the retiring Trustee.

Section 9.12                             Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under TIA Section 310(a) and this Article 9 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.13                             Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 9.14                             Reports By Trustee.

(a)                                 Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).

(b)                                 A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange and of any delisting thereof.

ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01                      Satisfaction and Discharge of Indenture.

(a)                                 This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(1)                                 all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the

Company as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

(2)                                 all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether on the Final Maturity Date or a Fundamental Change Purchase Date, upon conversion or otherwise, provided, that:

(i)                                     the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds and/or shares of Common Stock, if applicable, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest and Special Interest, if any) to the date of such deposit and/or for the payment of amounts due upon conversion;

(ii)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii)                               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the Trustee under Section 9.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 10.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.13 and 6.01, and this Article 10 shall survive until the Securities have been paid in full.

Section 10.02                      Application of Trust Money.

Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest (including the Company acting as its own Paying Agent) on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

Section 10.03                      Reinstatement.

If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of or interest (including Additional Interest and special Interest, if any) on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.

ARTICLE 11
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 11.01                      Without Consent of Holders.

(a)                                 The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)                                 evidencing the succession of another corporation to the Company and the assumption by that successor corporation of the Company’s obligations under this Indenture and the Securities;

(2)                                 adding to the covenants of the Company or add any rights for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)                                 securing the obligations of the Company or adding guarantees in respect of the Securities;

(4)                                 evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 9;

(5)                                 complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                 providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 7);

(7)                                 establishing the forms or terms of the Securities;

(8)                                 curing any ambiguity, omission, defect or inconsistency in the Indenture, correcting or supplementing any provision in the Indenture, or making any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders of Securities are not adversely affected in any material respect under this Indenture;

(9)                                 to conform the provisions of the Indenture or the Securities to the corresponding description of the Securities contained in the applicable offering memorandum; or

(10)                          making any change that will not adversely affect the rights of the Holders in any material respect.

Section 11.02                      With Consent of Holders.

(a)                                 The Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. However, without the written consent of each Holder affected, an amendment or supplement may not:

(1)                                 change the Stated Maturity of any payment of principal of or any installment of interest on any Security (including the payment of Additional Interest or Special Interest, if any);

(2)                                 reduce the principal amount of Securities or alter the manner or rate of accrual of interest (including Additional Interest or Special Interest) on the Securities;

(3)                                 reduce the Fundamental Change Purchase Price payable with respect to any of the Securities;

(4)                                 change the Company’s obligation to repurchase any Security upon a Fundamental Change in a manner adverse to such Holder;

(5)                                 change any place of payment where, or the currency in which, any principal or interest (including Additional Interest or Special Interest) in respect of any Security is payable;

(6)                                 make any change that adversely affects the conversation rights of any Holder of Securities;

(7)                                 impair the right of any Holder of a Security to receive payment of principal and interest (including any Additional Interest or Special Interest) on such Holders’ Securities when due;

(8)                                 impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

(9)                                 reduce the percentage in principal amount of the Securities, the consent of whose Holders is required to amend or supplement this Indenture or the Securities, or the consent of whose Holders is required for any waiver of compliance with various provisions of this Indenture or the Securities or various defaults thereunder and their consequences provided for in the Indenture; or

(10)                          modify any of the foregoing provisions described in clause (9) above except to increase any such percentage or to provide that other provisions of this Indenture or the Securities cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

(b)                                 Without limiting the provisions of Section 11.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay any amounts due or to deliver amounts due upon conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)                                  Upon delivery to the Trustee of a Company Request, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, if required, the Trustee shall, subject to Section 11.03, join with the Company in the execution of such supplemental indenture.

(d)                                 It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

Section 11.03                      Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 11 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, and (subject to Section 9.01 and Section 9.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture, agreement or instrument, or acceptance of any such additional trust, is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument, or accept any such additional trusts, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.04                      Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.05                      Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 11 shall conform to the requirements of the TIA as then in effect.

Section 11.06                      Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and, upon receipt of a Company Order, authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 11.07                      Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 11.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 12.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 12
MISCELLANEOUS

Section 12.01                      Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.02                      Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Emergent Capital, Inc.
5355 Town Center Road
Suite 701
Boca Raton, Florida 33486
Attention: General Counsel
Facsimile No.: (561) 995-4207

or at any other address previously furnished in writing to the Trustee by the Company,

if to the Trustee, to:

U.S. Bank National Association
One Federal Street, 10th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust
Facsimile No: (617) 603-6667

or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.

Such notices or communications shall be effective only when actually received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03                      Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, each Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

Section 12.04                      Compliance Certificates and Opinions.

(a)                                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that the Person signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05                      Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.05.

(b)                                 The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d)                                 The fact and date of the execution by any Person of any such instruction or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

(f)                                   If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(g)                                  For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.06                      Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.07                      Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, to the next succeeding Business Day.

Section 12.08                      Governing Law; Waiver of Trial by Jury.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE AND THE SECURITIES.

Section 12.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, incorporator or agent of the Company will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

Section 12.11                      Successors and Assigns.

All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 12.12                      Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13                      Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14                      Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 12.15                      Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A
FORM OF FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY IS ONE OF A DULY AUTHORIZED ISSUE OF SECURITIES OF EMERGENT CAPITAL, INC. (THE “COMPANY”) DESIGNATED AS “5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023” (THE “SECURITIES”). THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A (A) “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, OR ANY SHARES OF COMMON STOCK ISSUABLE

UPON CONVERSION OF THIS SECURITY, PRIOR TO THE DATE THAT IS (X) SIX MONTHS (ONE YEAR FOR AFFILIATES) AFTER THE LAST DATE ON WHICH ANY OF THE SECURITIES ARE ORIGINALLY ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

No. R-	CUSIP [ ] (1)

Emergent Capital, Inc., a Florida corporation, promises to pay to Cede & Co. or registered assigns the principal sum as set forth in the “Schedule of Exchanges of Securities” attached hereto, which shall not exceed                                                  DOLLARS ($                 ) on February 15, 2023.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

Dated:                    , 2017

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee:

By:
Authorized Signatory

(1)  Notes denominated in $1.000 increments will bear one CUSIP; Notes denominated in $1.00 increments will bear a separate CUSIP.

FORM OF REVERSE SIDE OF SECURITY

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

1.                                      Interest

Emergent Capital, Inc., a Florida corporation (the “Company”, which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.00% per annum. The Company shall pay interest semiannually, in arrears, on February 15 and August 15 of each year (each an “Interest Payment Date”), commencing on August 15, 2017. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including [                   ], 2017) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the then applicable interest rate borne by this Security, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.

Any reference herein to interest accrued or payable as of any date shall include any Additional Interest that may be payable in accordance with the provision of Section 8.16 of the Indenture and any Special Interest that may be payable in accordance with the provisions of Section 8.02 of the Indenture.

2.                                      Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the close of business on January 31 or July 31, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.                                      Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.00% Senior Unsecured Convertible Notes due 2023 (the “Securities”), issued under an Indenture, dated as of [                    ], 2017 (together with any supplemental indentures thereto, the “Indenture”), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. The Securities are limited to [$74,220,450](2) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

5.                                      Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000)(3) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture.

6.                                      Optional Redemption.

Except as set forth below, the Company will not be entitled to redeem the Securities at its option.

In accordance with the provisions of Article 5 of the Indenture, the Company may redeem the Securities, in whole but not in part, upon notice as described in Section 5.04 of the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, if and only if the Last Reported Sale Price for not less than any fifteen (15) Trading Days in the last thirty (30) consecutive Trading Days is more than one hundred-twenty percent (120%) of the Conversion Price in effect on the applicable Trading Day.

7.                                      Notice of Redemption.

Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the

(2)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

(3)  $1.00 denominated notes will not include this parenthetical.

Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

8.                                      Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Security that is in an integral multiple of $1,000(4). Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Conversion Rate of the Securities shall be (x) 500 shares of Common Stock per $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) and (y) 0.5 shares of Common Stock per $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.06 of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

9.                                      Denominations, Transfer, Exchange

The Securities bearing CUSIP number [                  ] shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and integral multiples of $1,000. The Securities bearing CUSIP number [                    ] shall be issuable only in registered form without coupons and only in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. A Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

(4)  $1.00 denominated notes will permit integral multiples of $1.00.

10.                               Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

12.                               Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

13.                               Successor Entity

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.                               Defaults and Remedies

An Event of Default shall occur upon the occurrence of any of the events specified in Section 8.01(a) of the Indenture. Subject to the provisions of the penultimate paragraph of Section 8.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (9) or (10) of Section 8.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest (including Additional Interest and Special Interest), if any, on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest (including Additional Interest and Special Interest), if any, shall become due and payable immediately. If an Event of Default specified in clauses (9) or (10) of Section 8.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Additional Interest and Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Securities then Outstanding, (3) the principal of any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Defaults and Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

15.                               Trustee Dealings with the Company

U.S. Bank National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.                               No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

17.                               Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Facsimile No. (561) 995-4207.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is ($             ) The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date	Authorized Signatory of Securities Custodian	Notation Stating and Explaining Change in Principal Amount Recorded	Principal Amount of this Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I, or, we assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint:

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

YOUR SIGNATURE:

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF OPTIONAL CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be (x) $1,000 or an integral multiple of $1,000 for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments): $               .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

YOUR SIGNATURE:

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Emergent Capital, Inc. (the “Company”) pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated as of [           ], 2017, between the Company and U.S. Bank National Association, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments) below designated, in accordance with the terms of the Security and the Indenture at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Additional Interest and Special Interest, if any), to, but not including, the Fundamental Change Purchase Date, to the registered Holder hereof.

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Principal amount to be redeemed (in an integral Multiple of (x) $1,000 for Securities denominated in $1,000 increments and (y) $1.00 for Securities denominated in $1.00 increments, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:                             5.00% Senior Unsecured Convertible Notes due 2023 (the “Securities”) of Emergent Capital, Inc.

This certificate relates to $                    principal amount of Securities owned in (check applicable box) D book-entry or D definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture, dated as of [                 ], 2017, among Emergent Capital, Inc., and U.S. Bank National Association as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

☐

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

Insert Name of Transferor

EXHIBIT B
FORM OF FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

No. [ ]-	CUSIP [ ] (1)

Emergent Capital, Inc., a Florida corporation, promises to pay to Cede & Co. or registered assigns the principal sum as set forth in the “Schedule of Exchanges of Securities” attached hereto, which shall not exceed                                     DOLLARS ($                 ) on February 15, 2023.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

Dated:             , 2017

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee:

By:
Authorized Signatory

(1)  Notes denominated in $1.000 increments will bear one CUSIP; Notes denominated in $1.00 increments will bear a separate CUSIP.

FORM OF REVERSE SIDE OF SECURITY

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

1.                                      Interest

Emergent Capital, Inc., a Florida corporation (the “Company”, which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.00% per annum. The Company shall pay interest semiannually, in arrears, on February 15 and August 15 of each year (each an “Interest Payment Date”), commencing on August 15, 2017. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including [                   ], 2017) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the then applicable interest rate borne by this Security, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.

Any reference herein to interest accrued or payable as of any date shall include any Additional Interest that may be payable in accordance with the provision of Section 8.16 of the Indenture and any Special Interest that may be payable in accordance with the provisions of Section 8.02 of the Indenture.

2.                                      Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the close of business on January 31 or July 31, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.                                      Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.00% Senior Unsecured Convertible Notes due 2023 (the “Securities”), issued under an Indenture, dated as of [                    ], 2017 (together with any supplemental indentures thereto, the “Indenture”), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. The Securities are limited to [$74,220,450](2) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

5.                                      Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000)(3) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture.

6.                                      Optional Redemption.

Except as set forth below, the Company will not be entitled to redeem the Securities at its option.

In accordance with the provisions of Article 5 of the Indenture, the Company may redeem the Securities, in whole but not in part, upon notice as described in Section 5.04 of the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, if and only if the Last Reported Sale Price for not less than any fifteen (15) Trading Days in the last thirty (30) consecutive Trading Days is more than one hundred-twenty percent (120%) of the Conversion Price in effect on the applicable Trading Day.

7.                                      Notice of Redemption.

Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the

(2)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

(3)  $1.00 denominated notes will not include this parenthetical.

Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

8.                                      Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Security that is in an integral multiple of $1,000(4). Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Conversion Rate of the Securities shall be (x) 500 shares of Common Stock per $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) and (y) 0.5 shares of Common Stock per $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.06 of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

9.                                      Denominations, Transfer, Exchange

The Securities bearing CUSIP number [                  ] shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and integral multiples of $1,000. The Securities bearing CUSIP number [                    ] shall be issuable only in registered form without coupons and only in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. A Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

(4)  $1.00 denominated notes will permit integral multiples of $1.00.

10.                               Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

12.                               Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

13.                               Successor Entity

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.                               Defaults and Remedies

An Event of Default shall occur upon the occurrence of any of the events specified in Section 8.01(a) of the Indenture. Subject to the provisions of the penultimate paragraph of Section 8.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (9) or (10) of Section 8.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest (including Additional Interest and Special Interest), if any, on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest (including Additional Interest and Special Interest), if any, shall become due and payable immediately. If an Event of Default specified in clauses (9) or (10) of Section 8.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Additional Interest and

Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Securities then Outstanding, (3) the principal of any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Defaults and Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

15.                               Trustee Dealings with the Company

U.S. Bank National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.                               No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

17.                               Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Facsimile No. (561) 995-4207.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is ($             ) The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date	Authorized Signatory of Securities Custodian	Notation Stating and Explaining Change in Principal Amount Recorded	Principal Amount of this Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I, or, we assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint:

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

YOUR SIGNATURE:

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF OPTIONAL CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be (x) $1,000 or an integral multiple of $1,000 for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments): $               .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

YOUR SIGNATURE:

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Emergent Capital, Inc. (the “Company”) pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated as of [           ], 2017, between the Company and U.S. Bank National Association, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is (x) $1,000 or an integral multiple thereof for Securities denominated in $1,000 increments and (y) $1.00 or an integral multiple thereof for Securities denominated in $1.00 increments) below designated, in accordance with the terms of the Security and the Indenture at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Additional Interest and Special Interest, if any), to, but not including, the Fundamental Change Purchase Date, to the registered Holder hereof.

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Principal amount to be redeemed (in an integral Multiple of (x) $1,000 for Securities denominated in $1,000 increments and (y) $1.00 for Securities denominated in $1.00 increments, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.